Exhibit 10.1

InterCloud Systems, Inc.

1030 Broad Street
Suite 102
Shrewsbury, NJ 07702
(561) 988-1988

July 28th, 2014

Gentlemen:

Reference is made to the INTEREST PURCHASE AGREEMENT, dated as of March 19, 2014 (the "Agreement"), made and entered into by and among VAULTLOG1X, LLC, a Delaware limited liability company ("VL"), DATA PROTECTION SERVICES, LLC, a Delaware limited liability company ("DPS"), U.S. DATA SECURITY ACQUISITION, LLC, a Delaware limited liability company (together with VL and DPS, the "Company"), LONDON BAY - VL ACQUISITION COMPANY, LLC, a Delaware limited liability company ("Holding Company"), TIER 1 SOLUTIONS, INC. (together with Holding Company, the "Sellers") and INTERCLOUD SYSTEMS, INC., a Delaware corporation. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This letter will confirm our understanding and agreement that the Agreement shall be hereby amended as follows:

1.           The Final Termination Date, as defined in Section 9.1(d) of the Agreement, shall hereby be extended to August 14, 2014, and shall be deemed to end on 5:00 p.m. Eastern time on August 14, 2014.

2.           The third sentence of Section 2.2(b) of the Agreement shall be deleted and replaced in its entirety as follows:

"The Promissory Notes shall be convertible into shares of common stock, par value $0.0001 per share, of the Buyer (the "Common Stock"), at a conversion price (subject to adjustment as set forth in the Promissory Notes) equal to $6.37 per share of Common Stock."

3.           Section 2.2(c) of the Agreement shall be deleted and replaced in its entirety as follows:

"Equity. Buyer will issue to the individuals or entities designated by the Sellers prior to Closing, in the respective amounts and names designated by the Sellers prior to Closing, the following shares of Common Stock (collectively, the "Buyer Closing Shares"): (i) an aggregate number of unregistered shares of Common Stock equal to the quotient of (x) Eleven Million Five Hundred Thousand Dollars ($11,500,000), divided by (y) $16.50, and (ii) an aggregate number of unregistered shares of Common Stock equal to the quotient of (x) Two Hundred Fifty Thousand Dollars ($250,000), divided by (y) the Closing Price of the Common Stock on the trading day immediately prior to the Closing Date. The Buyer Closing Shares shall bear such restrictive legends as are required under applicable Law."

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Except as amended by this letter agreement, the Agreement shall otherwise remain in full force and effect and the parties hereby jointly and individually, ratify and reaffirm the terms, covenants, representations, warranties and conditions thereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this letter agreement, whereupon it will become a binding agreement between the parties to the Agreement in accordance with its terms.

Very truly yours,

INTERCLOUD SYSTEMS INC.

By:
Name: Title:

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Accepted and Agreed to this

28th day of July, 2014.

SELLERS:

LONDON BAY – VL ACQUISITION COMPANY, LLC

By:	/s/ Matthew T. Carroll
Name:	Matthew T. Carroll
Title:	Authorized Person

TIER 1 SOLUTIONS, INC.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Authorized Person

COMPANY:

VAULTLOGIX, LLC

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Secretary

DATA PROTECTION SERVICES, LLC

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Secretary

U.S. DATA SECURITY ACQUISITION, LLC

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Secretary

[Signature Page to Extension Letter]

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